UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K/A

(Amendment No. 1)

Current Report Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported) August 26, 2009

Strategic Hotels & Resorts, Inc.

(Exact Name of Registrant as Specified in its Charter)

Maryland

(State or Other Jurisdiction of Incorporation)

001-32223	33-1082757
(Commission File Number)	(I.R.S. Employer Identification No.)

200 West Madison Street, Suite 1700, Chicago, Illinois	60606
(Address of Principal Executive Offices)	(Zip Code)

(312) 658-5000

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

On August 26, 2009, Strategic Hotels & Resorts, Inc. (the “Company”) filed a Current Report on Form 8-K (the “Original Filing”) under Item 5.02 to report, among other things, the appointment of Raymond L. Gellein, Jr. and Eugene F. Reilly to the Company’s board of directors (the “Board”). Because Mr. Gellein and Mr. Reilly were not immediately appointed to serve on any board committees, disclosure of the board committees on which they would serve was not included in the Original Filing in accordance with instruction no. 2 of the Instructions to Item 5.02. This Form 8-K/A is filed as an amendment (Amendment No. 1) to the Original Filing.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At the recommendation of the Corporate Governance and Nominating Committees of the Board, on November 19, 2009, Raymond L. Gellein, Jr. and Eugene F. Reilly were each appointed as a member of the Compensation Committee of the Board.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

November 19, 2009

STRATEGIC HOTELS & RESORTS, INC.

By:	/s/ PAULA C. MAGGIO
Name:	Paula C. Maggio
Title:	Senior Vice President, Secretary and General Counsel